Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated July 2, 2020, relating to the balance sheet of Therapeutics Acquisition Corp. as of April 30, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from April 15, 2020 (inception) through April 30, 2020, appearing in Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-239196.

/s/ WithumSmith+Brown, PC

New York, New York
July 7, 2020